Exhibit 99.1

The First Bancorp Reports Year-to-Date Earnings Up 3.3%

DAMARISCOTTA, ME, October 19 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the nine months ended September 30, 2011. Net income was $9.3 million, up $302,000 or 3.3% from the same period in 2010, and earnings per common share on a fully diluted basis of $0.85 were up $0.03 or 3.7% from the same period in 2010.

The Company also announced unaudited results for the quarter ended September 30, 2011. Net income was $3.0 million, down $189,000 or 5.9% from the same period in 2010, and earnings per common share on a fully diluted basis of $0.27 were down $0.02 or 6.9% from the same period in 2010. Compared to the previous quarter, net income was down $188,000 or 5.9% and earnings per common share on a fully diluted basis were down $0.02 or 6.9%.

“Although net income for the third quarter is down slightly from the previous quarter and the third quarter of 2010, The First Bancorp continues to outperform our peer group with solid operating results,” stated Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “At the same time, credit quality remains stable, and our capital ratios well exceed regulatory requirements. For the nine months ended September 30, 2011, net interest income on a tax-equivalent basis was up $996,000 or 3.1% over the same period in 2010. This increase was attributable to average earning assets in the first nine months of 2011 running $80.4 million or 6.4% above the level seen in the first nine months of 2010. This increase more than offset our net interest margin slipping from 3.39% for the first nine months of 2010 to 3.29% for the first nine months of 2011.

“Non-interest income was $67,000 or 1.0% above the same period in 2010,” President Daigneault continued. “This was attributable to a $229,000 gain on investments as a result of the conversion of a General Motors bond classified as other-than-temporarily-impaired that converted to equity securities. Non-interest expense was $1.3 million or 6.9% above the same period in 2010. Salaries and employee benefits and expenses related to other real estate owned and foreclosure costs were the primary areas with increases.

“I am very pleased to note that in August the Company repaid $12.5 million preferred stock issued by the U.S. Treasury under its Capital Purchase Program (the CPP),” President Daigneault stated. “We received approval for this transaction from the Company’s primary regulator, The Federal Reserve Bank of Boston, as well as the Bank’s primary regulator, the Office of the Comptroller of the Currency. These approvals were based on the Company’s and the Bank’s continued strong capital ratios after the repayment, and almost all of the repayment was made from retained earnings accumulated since the preferred stock was issued in 2009.

“After the repurchase, $12.5 million of CPP preferred stock remains outstanding,” President Daigneault continued. “The warrant issued in conjunction with the CPP Preferred Stock for 225,904 shares of Common Stock at an exercise price of $16.60 per share was unchanged as a result of the repurchase transaction and remains outstanding. As of September 30, 2011, the Company’s estimated leverage capital ratio was 8.01%, and the estimated tier one and tier two risk-based capital ratios were 13.83% and 15.08%, respectively. These are all well above the FDIC minimum requirements of 5.00%, 6.00% and 10.00%, respectively, to be considered “well-capitalized”.

“As I noted above, credit quality has been relatively stable over several quarters,” President Daigneault said. “Net chargeoffs of $3.6 million year-to-date were 0.54% of average loans on an annualized basis, down from net chargeoffs of $5.7 million or 0.81% of average loans for the first nine months of 2010. We have provisioned $5.6 million for loan losses year-to-date, down $700,000 from the amount provisioned for the same period in 2010, and the allowance for loan losses has increased $2.0 million since year-end. The allowance as a percentage of loans increased to 1.76%, up from 1.70% at previous quarter end, 1.50% at year-end and 1.55% a year ago. Non-performing loans stood at 2.42% of total loans as of September 30, 2011, compared to 2.39% at year-end and 2.36% a year ago.”

“Total assets have increased $33.2 million since year end and $52.4 million during the past year,” observed the Company’s Chief Financial Officer, F. Stephen Ward. “We offset the year-to-date decline in the loan portfolio by adding to the investment portfolio, which has increased $55.9 million in 2011 and $103.1 million over the past year. Low-cost deposits continue to do well – the usual seasonal drop in the winter months was much less in 2011 than in prior years – and they are up $38.3 million year-to-date and $25.6 million over the past year.

“As in past quarters, our core operating ratios remain very good,” said Mr. Ward, “especially when compared to our UBPR peer group. Our return on average tangible common equity stands at 10.94% year to date compared to 12.23% for the comparable period in 2010. This placed us in the top third of all banks in our peer group, which had an average return on equity of 6.97% as of June 30, 2011. Our efficiency ratio continues to be an important component in our overall performance, and was up slightly to 49.30% for first nine months of 2011 compared to 47.68% for same period in 2010. It also puts us in the top 10% compared to our peer group, which had an average efficiency ratio of 66.28% as of June 30, 2011.

“At quarter end, The First Bancorp’s shares were trading at 1.13 times tangible book value,” Mr. Ward observed. “Our September 30, 2011 closing price of $12.59 per share was down $3.20 from our $15.79 per share closing price on December 31, 2010, which is in line with other bank stocks, which have recently been out of favor in the market. With dividends reinvested, our total return for the nine months ended September 30, 2011, was -17.16% compared to the NASD Bank Index and the KBW Regional Bank Index with total returns with dividends reinvested of

-24.68% and -25.71% for the same period, respectively. Compared to the broad market, our total return is just slightly below the Russell 2000 at -17.02%, which we are included in, but below the total return for the S&P 500, which was -8.68% year to date.”

“Even with the CPP repayment, we maintained the quarterly dividend of 19.5 cents per share,” President Daigneault said. “As we have stated before, strong capital enables the Company to maintain the dividend at its current level, and we repeatedly hear from shareholders that our dividend yield is one of the primary reasons they own our shares. We paid out 68.8% of earnings in the first nine months of 2011 compared to 71.3% for the same period in 2010, and our dividend yield was 6.20% at September 30, 2011, based on the closing price of $12.59 per share.

“Improved employment numbers and stable real estate prices will ultimately be the path to a stronger and improved economy,” President Daigneault concluded. “We are fortunate that the unemployment rate in Maine at 7.6% remains well below the national unemployment rate at 9.1%. Real estate prices along the Maine coast, however, remain weak, and we feel it will still be some time before they return to pre-2008 levels. In the meantime, our focus will be to maintain stable asset quality, strong capital ratios, a return on assets and a return on equity well above our peer group, and the dividend at an annual rate of $0.78 per share.”

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from two offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except for per share amounts	9/30/2011	12/31/2010	9/30/2010
Assets
Cash and due from banks	$16,563	$13,838	$13,880
Time deposits in other banks	100	100	-
Securities available for sale	326,782	293,229	232,075
Securities to be held to maturity	129,699	107,380	121,341
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	15,443	15,443	15,443
Loans held for sale	230	2,806	1,031
Loans	868,573	887,596	918,538
Less allowance for loan losses	15,319	13,316	14,245
Net loans	853,254	874,280	904,293
Accrued interest receivable	5,018	5,263	5,445
Premises and equipment	18,872	18,980	18,458
Other real estate owned	6,310	4,929	5,338
Goodwill	27,684	27,684	27,684
Other assets	27,083	29,870	29,636
Total assets	$1,427,038	$1,393,802	$1,374,624
Liabilities
Demand deposits	$88,472	$74,032	$80,695
NOW deposits	130,522	119,823	123,899
Money market deposits	77,736	71,604	69,119
Savings deposits	114,079	100,870	102,911
Certificates of deposit	231,351	231,945	243,977
Certificates $100,000 to $250,000	336,147	338,452	326,515
Certificates $250,000 and over	26,587	37,792	39,816
Total deposits	1,004,894	974,518	986,932
Borrowed funds	255,616	257,330	222,672
Other liabilities	15,990	12,106	12,790
Total Liabilities	1,276,500	1,243,954	1,222,394
Shareholders' equity
Preferred stock	12,278	24,705	24,680
Common stock	98	98	98
Additional paid-in capital	45,706	45,474	45,385
Retained earnings	84,360	81,701	80,843
Net unrealized gain/(loss) on securities available-for-sale	8,155	(2,057)	1,421
Net unrealized loss on postretirement benefit costs	(59)	(73)	(197)
Total shareholders' equity	150,538	149,848	152,230
Total liabilities & shareholders' equity	$1,427,038	$1,393,802	$1,374,624
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	9,800,507	9,773,025	9,765,631
Book value per common share	$14.11	$12.80	$13.06
Tangible book value per common share	$11.28	$9.97	$10.23

The First Bancorp
Consolidated Statements of Income (Unaudited)
	For the nine months ended		For the quarters ended
In thousands of dollars, except for per share amounts	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Interest income
Interest and fees on loans	$30,088	$33,342	$9,960	$11,136
Interest on deposits with other banks	-	5	-	3
Interest and dividends on investments	12,058	9,571	3,938	3,431
Total interest income	42,146	42,918	13,898	14,570
Interest expense
Interest on deposits	7,478	7,699	2,397	2,648
Interest on borrowed funds	3,715	4,988	1,273	1,669
Total interest expense	11,193	12,687	3,670	4,317
Net interest income	30,953	30,231	10,228	10,253
Provision for loan losses	5,600	6,300	1,500	1,800
Net interest income after provision for loan losses	25,353	23,931	8,728	8,453
Non-interest income
Investment management and fiduciary income	1,140	1,116	358	329
Service charges on deposit accounts	2,032	2,194	681	689
Net securities gains	237	2	8	-
Mortgage origination and servicing income	845	906	193	293
Other operating income	2,337	2,306	840	756
Total non-interest income	6,591	6,524	2,080	2,067
Non-interest expense
Salaries and employee benefits	9,255	8,662	3,250	3,109
Occupancy expense	1,194	1,129	367	353
Furniture and equipment expense	1,665	1,671	554	550
FDIC insurance premiums	1,104	1,428	298	476
Amortization of identified intangibles	212	213	71	71
Other operating expense	6,239	5,302	2,394	1,669
Total non-interest expense	19,669	18,405	6,934	6,228
Income before income taxes	12,275	12,050	3,874	4,292
Applicable income taxes	2,934	3,011	868	1,097
NET INCOME	$9,341	$9,039	$3,006	$3,195
Less dividends and amortization of premium on preferred stock	1,027	1,011	353	337
Net income available to common	$8,314	$8,028	$2,653	$2,858
Basic earnings per share	$0.85	$0.82	$0.27	$0.29
Diluted earnings per share	$0.85	$0.82	$0.27	$0.29

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the nine months ended		For the quarters ended
except for per share amounts	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Summary of Operations
Interest Income	$42,146	$42,918	$13,898	$14,570
Interest Expense	11,193	12,687	3,670	4,317
Net Interest Income	30,953	30,231	10,228	10,253
Provision for Loan Losses	5,600	6,300	1,500	1,800
Non-Interest Income	6,591	6,524	2,080	2,067
Non-Interest Expense	19,669	18,405	6,934	6,228
Net Income	9,341	9,039	3,006	3,195
Per Common Share Data
Basic Earnings per Share	$0.85	$0.82	$0.27	$0.29
Diluted Earnings per Share	0.85	0.82	0.27	0.29
Cash Dividends Declared	0.585	0.585	0.195	0.195
Book Value per Common Share	14.11	13.06	14.11	13.06
Tangible Book Value per Common Share	11.28	10.23	11.28	10.23
Market Value	12.59	13.83	12.59	13.83
Financial Ratios
Return on Average Equity (a)	9.66%	9.55%	9.15%	9.88%
Return on Average Tangible Common Equity (a)	10.94%	12.23%	10.25%	12.60%
Return on Average Assets (a)	0.87%	0.90%	0.83%	0.93%
Average Equity to Average Assets	10.78%	11.22%	10.46%	11.18%
Average Tangible Equity to Average Assets	8.84%	9.17%	8.53%	9.16%
Net Interest Margin Tax-Equivalent (a)	3.29%	3.39%	3.24%	3.36%
Dividend Payout Ratio	68.82%	71.34%	72.22%	67.24%
Allowance for Loan Losses/Total Loans	1.76%	1.55%	1.76%	1.55%
Non-Performing Loans to Total Loans	2.42%	2.36%	2.42%	2.36%
Non-Performing Assets to Total Assets	1.91%	1.97%	1.91%	1.97%
Efficiency Ratio	49.30%	47.68%	53.06%	48.11%
At Period End
Total Assets	$1,427,038	$1,374,624	$1,427,038	$1,374,624
Total Loans	868,573	918,538	868,573	918,538
Total Investment Securities	471,924	368,859	471,924	368,859
Total Deposits	1,004,894	986,932	1,004,894	986,932
Total Shareholders’ Equity	150,538	152,230	150,538	152,230
(a) Annualized using a 365-day basis

Use of Non-GAAP Financial Measures

Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company’s results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution’s net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2011 and 2010.

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Net interest income as presented	$30,953	$30,231	$10,228	$10,253
Effect of tax-exempt income	1,978	1,704	706	577
Net interest income, tax equivalent	$32,931	$31,935	$10,934	$10,830

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Non-interest expense, as presented	$19,669	$18,405	$6,934	$6,228
Net interest income, as presented	30,953	30,231	10,228	10,253
Effect of tax-exempt income	1,978	1,704	706	577
Non-interest income, as presented	6,591	6,524	2,080	2,067
Effect of non-interest tax-exempt income	140	141	47	47
Net securities gains	237	2	8	-
Adjusted net interest income plus non-interest income	$39,899	$38,602	$13,069	$12,944
Non-GAAP efficiency ratio	49.30%	47.68%	53.06%	48.11%
GAAP efficiency ratio	52.39%	50.07%	56.34%	50.55%

The Company presents certain information based upon average tangible common equity instead of total average shareholders’ equity. The difference between these two measures is the Company’s preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended		For the quarters ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Average shareholders' equity as presented	$154,029	$151,132	$149,916	$152,951
Less preferred stock	(24,705)	(24,606)	(19,591)	(24,656)
Less intangible assets	(27,684)	(27,684)	(27,684)	(27,684)
Tangible average shareholders' equity	$101,640	$98,842	$102,641	$100,611

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information

For more information, please contact F. Stephen Ward, The First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001.